Exhibit 23.1


                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Non-Qualified Stock Option Plan for Employees and the 1990 Non-Qualified Stock Option Plan for Nonemployed Directors and Consultants of Microwave Networks Incorporated of our reports dated August 5, 1994, with respect to the consolidated financial statements and schedules of California Microwave, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1994, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP

             Palo Alto, California
             July 7, 1995